CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (Registration Statement File No. 33-89144) of our reports dated April 14, 1995, included in Excalibur Technologies Corporation's Form 10-K for the year ended January 31, 1995, included in this registration statement.


                                   /s/ Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP

San Diego, California
June 5, 1995